EXHIBIT 99




January 19, 2006



Securities and Exchange Commission
Washington, D.C.  20549



Ladies and Gentlemen:

We were previously principal accountants for The Gillette Company Global Employee Stock Ownership Plan and The Gillette Company Employees' Savings Plan and, under the dates of March 30, 2005 and June 29, 2005, we reported on the financial statements of The Gillette Company Global Employee Stock Ownership Plan and The Gillette Company Employees' Savings Plan, respectively, as of and for the years ended December 31, 2004 and 2003. On January 19, 2006, we declined to stand for reelection as principal accountants. We have read The Procter & Gamble Company's statements included under Item 4.01 of its Form 8-K dated January 19, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with the statements in the third and fifth paragraphs.

Very truly yours,


/S/ KPMG LLP
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KPMG LLP